UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 30, 2023

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 E Wilmington Ave., Suite 200
Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)
(801) 701-7180
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Traeger, Inc. (the “Company”) is amending its Current Report on Form 8-K filed on May 30, 2023 (the “Original 8-K”) to disclose certain compensation arrangements of James Hardy, as described below. Except as set forth in Item 5.02 below, the Original 8-K is not amended or supplemented.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2023, the Compensation Committee of the Board of Directors of the Company approved a letter agreement (the “Agreement”) between Traeger Pellet Grills, LLC (the “Traeger LLC”) and James Hardy, the President of Apption Labs Limited. The Agreement amends the offer letter between the Traeger LLC and Mr. Hardy, dated as of February 25, 2021, and sets forth certain compensation and benefits that Mr. Hardy will be entitled to receive in connection with his appointment to President of Apption Labs Limited and related relocation to the United Kingdom. The material changes under the Agreement are as follows:

•Mr. Hardy is entitled to reimbursement for certain relocation expenses in connection with, and contingent upon, the relocation of his primary residence to Leicester, United Kingdom on or prior to January 1, 2024.

•During the term of Mr. Hardy’s employment as President of Apption Labs Limited, Mr. Hardy will be entitled to reimbursement for business class air travel expenses in connection with up to two round trips taken by Mr. Hardy and his spouse between Leicester, United Kingdom and the United States.

•During the term of Mr. Hardy’s employment as President of Apption Labs Limited, Mr. Hardy will be entitled to receive certain tax equalization payments and tax return preparation assistance to the extent he receives income, gains or benefits in connection with his employment that become taxable outside of the United States.

•Following his relocation to the United Kingdom, Mr. Hardy will be eligible to participate in employee benefit plans maintained by Traeger LLC for the benefit of its regular full-time employees in the United Kingdom. In addition, Traeger LLC will provide United Kingdom and United States healthcare coverage for Mr. Hardy and his spouse.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Jim Hardy Letter Agreement, dated December 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: December 7, 2023	By:	/s/ Dominic Blosil
Dominic Blosil
Chief Financial Officer